                     ________________________________________



                      Warrant Registration Rights Agreement

                          Dated As of February 26, 1998

                                      among

                        Aladdin Gaming Enterprises, Inc.,

                                       and

                      Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated,

                     Credit Suisse First Boston Corporation,

                             CIBC Oppenheimer Corp.

                                       and

                        Scotia Capital Markets (USA) Inc.

                      ________________________________________

                      WARRANT REGISTRATION RIGHTS AGREEMENT

                  This Warrant Registration Rights Agreement (the "Agreement") is made and entered into this 26th day of February, 1998, among Aladdin Gaming Enterprises, Inc., a Nevada corporation ("Enterprises"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp. and Scotia Capital Markets (USA) Inc. (collectively, the "Initial Purchasers").

                  This Agreement is made pursuant to the Purchase Agreement dated February 18, 1998, among Aladdin Gaming Holdings, LLC ("Holdings"), a Nevada limited-liability company, Aladdin Capital Corp., a Nevada corporation, Enterprises, Aladdin Holdings, LLC, a Delaware limited liability company, the Trust Under Article Sixth u/w/o Sigmund Sommer, London Clubs International, plc, a United Kingdom public limited company, and the Initial Purchasers (the "Purchase Agreement"), which provides for, among other things, the sale by Enterprises to the Initial Purchasers of 2,215,000 Warrants (the "Warrants") to purchase 2,215,000 shares of Class B non-voting Common Stock, no par value (the "Common Stock"), of Enterprises. The Warrants have been issued pursuant to the Warrant Agreement dated as of February 26, 1998, among Enterprises, Holdings and State Street Bank and Trust Company, as warrant agent. In order to induce the Initial Purchasers to enter into the Purchase Agreement, Enterprises has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

                  1.       Definitions.

                  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Agreement" shall have the meaning set forth in the preamble.

                  "Black Out Period" shall have the meaning set forth in Section 2.2(b).

                  "Commission" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

                  "Common Stock" shall have the meaning set forth in the preamble.

                  "Company" shall mean Aladdin Gaming, LLC, a Nevada limited-liability company.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by Enterprises, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

                 "Enterprises" shall have the meaning set forth in the preamble.

                  "Exchange Act" shall mean the Securities Exchange Act of 19

                  34, as amended.

                  "Holder" shall mean a Person who owns Transfer Restricted Securities or has the right to acquire such Transfer Restricted Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

                  "Holdings" shall have the meaning set forth in the preamble.

                  "Initial Purchasers" shall have the meaning set forth in the preamble.

                  "IPO Entity" shall mean Enterprises, Holdings or another entity which controls the Company.

                  "Issue Date" shall mean February 26, 1998.

                  "Majority Holders" shall mean the Holders of a majority of the outstanding Transfer Restricted Securities; provided that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by Enterprises or any Affiliate (as defined in the Warrant Agreement) of Enterprises shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

                  "Participating Broker-Dealer" shall mean any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp. and Scotia Capital Markets (USA) Inc. and any other broker-dealer which makes a market in the Securities or the Warrant Shares.

                  "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a governmental agency or body or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in the Warrant Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by the Warrant Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Qualified Public Offering" shall have the meaning set forth in Section 2.1(c).

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by Enterprises with this Agreement, including without limitation: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Transfer Restricted Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Transfer Restricted Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Warrant Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, except for such expenses incurred by Holders, underwriters or their respective counsel,
         (iv) all fees and expenses incurred in connection with the listing if any, of any of the Transfer Restricted Securities on any securities exchange or exchanges, (v) the fees and disbursements of counsel for Enterprises and of the independent public accountants of Enterprises, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Warrant Agent, but excluding, except as otherwise expressly provided in clauses (i) through (vi) above, (a) the fees and expenses of the Initial Purchasers in connection with the Warrant Shelf Registration, including fees and expenses of counsel of the Initial Purchasers in connection therewith and (b) underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

                  "Securities" shall mean the Warrants and the Warrant Shares, collectively.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Transfer Restricted Securities" shall mean the Warrants, Warrant Shares, any securities issued to a holder of Warrants or Warrant Shares pursuant to the provisions of Section 11(m) of the Warrant Agreement (the "New Securities") and any other securities issued or issuable with respect to the Warrants, Warrant Shares or New Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that a security shall cease to be a Transfer Restricted Security when it, as applicable, (i) has been effectively registered under the Securities Act and disposed of in accordance with the Warrant Shelf Registration Statement, (ii) is distributed to the public pursuant to Rule 144 or (iii) may be sold or transferred pursuant to Rule 144(k) (or any similar provisions then in force) under the Act or otherwise.

                  "Warrant Agent" shall mean the warrant agent with respect to the Securities under the Warrant Agreement.

                  "Warrant Agreement" shall mean the Warrant Agreement relating to the Securities dated as of February 26, 1998, between Enterprises, Holdings and State Street Bank and Trust Company, as warrant agent, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

                  "Warrant Expiration Date" shall mean March 1, 2010.

                  "Warrant Shares" shall mean the shares of Common Stock delivered or deliverable upon exercise of the Warrants.

                  "Warrant Shelf Registration" shall mean a registration effected pursuant to Section 2.1 hereof.

                  "Warrant Shelf Registration Statement" shall mean a "shelf" registration statement of Enterprises pursuant to the provisions of
         Section 2.1 of this Agreement which covers all of the Transfer Restricted Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Warrants" shall have the meaning set forth in the preamble.

                   2. Registration Under the Securities Act.

                   2.1. Warrant Shelf Registration. Enterprises shall, at its cost:

                        (a) use its reasonable best efforts to file no later than 45 days after the Issue Date with the Commission the Warrant Shelf Registration Statement covering (i) the offer and sale of the Warrants and the Warrant Shares and (ii) the issuance of Warrant Shares upon the exercise of Warrants that were sold pursuant to the Warrant Shelf Registration Statement;

                        (b) use its reasonable best efforts to cause such Warrant Shelf Registration Statement to be declared effective by the Commission on or prior to 150 days after the Issue Date; and

                        (c) subject to Section 2.2 hereof, use its reasonable best efforts to continuously maintain the effectiveness of the Warrant Shelf Registration Statement under the Securities Act in order to permit the Prospectus included therein to be lawfully delivered by Enterprises to the Holders offering and selling Warrants or Warrant Shares or exercising the Warrants until the earlier of (i) the date on which (x) there are no Warrants outstanding and (y) all Warrant Shares have been sold pursuant to the Warrant Shelf Registration Statement or pursuant to Rule 144 under the Securities Act and (ii) the consummation of a public offering of common stock registered under the Securities Act and resulting in proceeds of at least $50.0 million (a "Qualified Public Offering") of an IPO Entity other than Enterprises.

         2.2 Limitations, Conditions and Qualifications to Obligations Under Registration Covenants

         The obligations of Enterprises set forth in Section 2.1 hereof are subject to each of the following limitations, conditions and qualifications:

                        (a) Subject to the next proviso of this paragraph, Enterprises shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of any Holders to, directly or indirectly, sell, offer to sell, pledge, contract to sell, sell any option or contract to purchase any option or contract to sell or grant any option, right or warrant for the sale of the Warrants or the Warrant Shares pursuant to, the Warrant Shelf Registration Statement otherwise required to be prepared, filed and made and kept effective pursuant to
Section 2.1 of this Agreement or otherwise; provided, however, that the duration of such postponement or suspension may not exceed 180 days after the date of the good faith determination of the Board of Directors of Enterprises that the filing or effectiveness of, or sales pursuant to, the Warrant Shelf Registration Statement would materially impede, delay or interfere with or affect the marketing of any material financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving Enterprises which material financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction is under active consideration at the time of such postponement or suspension; provided, however, that Enterprises shall not be entitled to such postponement or suspension more than twice in any 12-month period;

                        (b) Enterprises shall not be required to amend or supplement the Warrant Shelf Registration Statement filed pursuant to Section
2.1 of this Agreement, any related prospectus or any document incorporated therein by reference, for a period (a "Black Out Period") not to exceed, for so long as this Agreement is in effect, an aggregate of 120 days in any calendar year, in the event that (i) the Board of Directors of Enterprises determines in good faith that sales pursuant to the Warrant Shelf
Registration Statement would materially impede, delay or interfere with or affect the marketing of any material financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving Enterprises which material financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction is under active consideration at the time of such postponement or suspension, (ii) an event occurs and is continuing as a result of which the Warrant Shelf Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the good faith judgment of the Board of Directors of Enterprises, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(iii) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided that no Black Out Period may be in effect during the 60 days prior to the Warrant Expiration Date; and

                        (c) Enterprises' obligations shall be subject to the obligations of the Holders, which the Holders acknowledge, to furnish all information and materials required of such Holders and to take any and all actions required of such Holders as may be required under applicable federal and state securities laws and regulations to permit Enterprises to comply with all applicable requirements of the Commission and to obtain any acceleration of the effective date of the Warrant Shelf Registration Statement.

         2.3. Rule 144 and Rule 144A

         Enterprises covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner and, if at any time Enterprises is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Transfer Restricted Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. Enterprises further covenants that it will take such further reasonable action as any Holder of Transfer Restricted Securities may reasonably request, to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission (it being expressly understood that the foregoing shall not create any obligation on the part of Enterprises to file periodic reports or other reports under the Exchange Act at any time that it is not then required to file such reports pursuant to the Exchange Act). Upon the written request of any Holder of Transfer Restricted Securities, Enterprises will in a timely manner deliver to such Holder a written statement as to whether it has complied with such information requirements.

         3. "Market Stand-Off" Agreement

            (a) Each Holder hereby agrees that it shall not, to the extent requested by a managing underwriter of common stock or common equivalents of Enterprises, sell or otherwise transfer or dispose of any Transfer Restricted Securities of Enterprises then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to 180 days following the date of the final Prospectus in connection with the Warrant
Shelf Registration Statement filed under the Securities Act; provided, however, that such agreement (i) shall not be applicable to Transfer Restricted Securities sold pursuant to such registration as part of that offering and (ii) shall only be applicable if the managing underwriters request such agreement from each Holder.

            (b) In order to enforce the foregoing covenant, Enterprises shall have the right to impose stop transfer instructions with respect to the Transfer Restricted Securities until the end of such period. The provisions of this Section 3 shall be binding upon any transferee of any Transfer Restricted Securities.

         4. Registration Procedures. In connection with the obligations of Enterprises with respect to the Warrant Shelf Registration Statement pursuant to Sections 2.1 hereof, Enterprises shall, except as otherwise provided:

            (a) Use its reasonable best efforts to prepare and file with the Commission no later than 45 days after the Issue Date the Warrant Shelf Registration Statement as provided herein, on the appropriate form under the Securities Act, which form (i) shall be selected by Enterprises, (ii) shall be available for the sale of the Transfer Restricted Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein and (iv) shall comply in all material respects with the requirements of Regulation S-T under the Securities Act;

            (b) Use its reasonable best efforts to (i) prepare and file with the Commission such amendments and post-effective amendments to the Warrant Shelf Registration Statement as may be necessary to keep the Warrant Shelf Registration Statement continuously effective for the time period prescribed hereby; and (ii) cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (iii) materially comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to it with respect to the Warrant Shelf Registration Statement as so amended or in such prospectus as so supplemented;

            (c) Upon receiving notice of any of the following events, notify promptly each Holder of Transfer Restricted Securities and the managing underwriter or underwriters, if any, and, if requested by such Holder, managing underwriter or underwriters, confirm such notice in writing promptly
(i) when the Warrant Shelf Registration Statement or any post-effective amendment has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of the Warrant Shelf Registration Statement or post-effective amendment including financial statements and schedules and exhibits), (ii) of any request by the Commission or any state securities authority for post-effective amendments and supplements to the Warrant Shelf Registration Statement and Prospectus or for additional information after the Warrant
Shelf Registration Statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Warrant Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities, the representations and warranties of Enterprises contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period the Warrant Shelf Registration Statement is effective which makes any statement made in such Warrant Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Warrant Shelf Registration Statement or Prospectus in order to make the statements therein not misleading in any material respect, (vi) of the receipt by Enterprises of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (vii) of any determination by Enterprises that a post-effective amendment to such Warrant Shelf Registration Statement would be appropriate;

            (d) Make commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Warrant Shelf Registration Statement as soon as reasonably practicable;

            (e) A reasonable time prior to filing the Warrant Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Warrant Shelf Registration Statement or amendment or supplement to such Prospectus, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request if Enterprises, acting reasonably and in good faith, deems such changes to be reasonable, and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Transfer Restricted Securities, counsel for the Holders of Transfer Restricted Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Transfer Restricted Securities, counsel to the Holders of Transfer Restricted Securities or any underwriter shall reasonably object if Enterprises, acting reasonably and in good faith, deems such objection to be reasonable, and make the representatives of Enterprises available for discussion of such document as shall be reasonably requested by the Holders of Transfer Restricted Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Transfer Restricted Securities or any underwriter;

            (f) Furnish to each Holder of Transfer Restricted Securities who so requests and to counsel for the Holders of Transfer Restricted Securities and each managing underwriter, if any, without charge, upon written request, one conformed copy of the Warrant Shelf Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if requested, of all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including exhibits incorporated by reference);

            (g) Deliver to each Holder of Transfer Restricted Securities, their counsel and each underwriter, if any, without charge, a reasonable number of copies of each Prospectus (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, subject to the last paragraph of this Section 4, Enterprises consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Transfer Restricted Securities and the underwriter or underwriters or agents, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto.

            (h) Use its reasonable best efforts to register or qualify the Transfer Restricted Securities under all applicable state securities or "blue sky" laws of such jurisdictions within the United States as any Holder of Transfer Restricted Securities covered by the Warrant Shelf Registration and, each underwriter of an underwritten offering of Transfer Restricted Securities shall reasonably request in writing a reasonable period of time prior to the time the Warrant Shelf Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such Holder or underwriter to consummate the disposition in each such jurisdiction of such Transfer Restricted Securities during the period the Warrant Shelf Registration Statement is required to remain effective pursuant to Section
2.1 hereof; provided, however, that Enterprises shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Section 4(h), or (ii) take any action which would subject them to general service of process or taxation in any such jurisdiction where it is not then so subject;

            (i) Cooperate with the Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request at least three business days prior to any sale of Transfer Restricted Securities in a firm commitment underwritten public offering;

            (j) Pay all Registration Expenses in connection with the registration requested pursuant to Section 2.1 hereof. Each Holder of Transfer Restricted Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to, and all fees and other costs of counsel in connection with, the sale or disposition of such Holder's Transfer Restricted Securities pursuant to the Warrant Shelf Registration Statement;

            (k) Upon the occurrence of any event contemplated by Section 4(c)(v) or 4(c)(vi) above, as promptly as practicable, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Warrant Shelf Registration Statement or a supplement to the related
Prospectus or any document incorporated or deemed to be incorporated therein by reference, and, subject to Section 4(a) hereof, file such with the Commission so that, as thereafter delivered to the purchasers of Transfer Restricted Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (l) Not later than the effective date of the Warrant Shelf Registration Statement, (i) provide the registrar for the Transfer Restricted Securities with certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities;

            (m) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or disposition of such Transfer Restricted Securities in any underwritten offering to be made of the Transfer Restricted Securities in accordance with this Agreement, and in such connection, if requested by any Holder of Transfer Restricted Securities or underwriter, (i) make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings and as may be reasonably requested by them; (ii) obtain opinions of counsel reasonably satisfactory to the managing underwriters, if any, and the Majority Holders, covering (x) the matters and subject to the qualifications and exceptions customarily received by such managing underwriters requested in connection with a warrant shelf registration statement and (y) such other matters as may be reasonably requested by the managing underwriters, if any, or the Majority Holders; (iii) obtain "cold comfort" letters and updates thereof from Enterprises' independent certified public accountants (and, if necessary, independent certified public accountants of London Clubs, the Trust, any subsidiary of the Enterprises, London Clubs or the Trust or of any business acquired by Enterprises for which financial statements are, or are required to be, included in the Warrant Shelf Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Transfer Restricted Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;
(iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Transfer Restricted Securities, which agreement shall be in form, substance and scope customary for similar offerings; (v) if an underwriting agreement is entered into, cause it to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in number of the Transfer Restricted Securities being sold and the managing underwriters, if any.

The obligations of Enterprises under this paragraph (m) are subject to the Holders and underwriters providing representations, warranties and indemnifications customarily provided by such persons under such agreements, and the Holders entering into custody agreements and powers of attorney containing the representations, warranties and indemnifications customarily provided by such persons in connection with secondary offerings of securities.

            (n) Make available for inspection by representatives of the Holders of Transfer Restricted Securities, any underwriters participating in any such disposition pursuant to the Warrant Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Enterprises reasonably necessary to the Inspectors to enable them to conduct any due diligence as is customary, and cause the officers, directors and employees of Enterprises to supply all information in each case reasonably requested by the Inspectors in connection therewith, and make such representatives of Enterprises available for discussion of such documents as shall be reasonably requested by the Initial Purchasers in connection therewith; provided, that records which Enterprises determines, in good faith, to be confidential and which Enterprises notifies the Inspectors are confidential shall not be disclosed by the Inspector unless (i) the disclosure of such records shall be necessary to avoid or correct a material misstatement or omission in the Warrant Shelf Registration Statement, (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law or (iii) the information contained in such records has been made generally available to the public (other than by a breach of these provisions by the Inspectors or any of their officers, employees or agents). Each Holder and each such Participating Broker-Dealer will be required to agree in writing that any such confidential information shall not be disclosed other than pursuant to clauses (i), (ii) or (iii) of the previous sentence;

            (o) otherwise materially comply with all material applicable rules and regulations of the Commission and make available to their security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of Enterprises after the effective date of the Warrant Shelf Registration Statement, which statements shall cover such 12-month periods;

            (p) Use commercially reasonable efforts to cause all Transfer Restricted Securities to be listed on any securities exchange on which similar equity securities issued by Enterprises are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any, on which similar securities issued by Enterprises as applicable, are then listed;

            (q) Cooperate with the Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted

Securities to be sold and not bearing any restrictive legends and registered in such names as the Holders may reasonably request at least two business days prior to the closing of any sale of Transfer Restricted Securities.

         Enterprises may require each seller of Transfer Restricted Securities as to which a registration is being effected to furnish to Enterprises such information regarding such seller as may be required by the staff of the Commission to be included in the Warrant Shelf Registration Statement and Enterprises may exclude from such registration the Transfer Restricted Securities of any seller who fails to furnish such information within a reasonable time (which amount of reasonable time shall be reasonably determined by Enterprises); provided, that Enterprises shall provide written notice to any such seller of any such request.

         Each Holder agrees that, upon receipt of any notice from Enterprises of the happening of any event or the discovery of any facts, each of the kind described in Section 4(c)(ii), 4(c)(iv), 4(c)(v), or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities pursuant to the Warrant Shelf Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof), and, if so directed by Enterprises, such Holder will deliver to Enterprises (at its expense) all copies in such Holder's possession, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice.

         No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents required under the terms of such underwriting agreements.

                  5.       Indemnification; Contribution

                        (a) Enterprises agrees to indemnify and hold harmless each Initial Purchaser, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the Securities Act or Section 15 of the Exchange Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Warrant Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Transfer Restricted Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of Enterprises; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

         provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Enterprises by the Holders, Initial Purchaser, Participating Broker-Dealer or Underwriter expressly for use in the Warrant Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from any preliminary Prospectus shall not inure to the benefit to any Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter (or any person controlling any such person) from whom the person asserting such loss, liability, claim, damage or expense purchased Securities that are the subject thereof if (i) the untrue statement or omission contained in such preliminary Prospectus (excluding documents incorporated by reference) was corrected; (ii) such person was not sent or given a copy of the final Prospectus (excluding documents incorporated by reference) which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Securities to such person; and (iii) Enterprises satisfied its obligation pursuant to Section 4 of this Agreement to provide a sufficient number of copies of the final Prospectus to the Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter.

                        (b) Each Holder, Initial Purchaser, Participating Broker-Dealer and Underwriter severally, but not jointly, agrees to indemnify and hold harmless Enterprises, the Initial Purchasers, the Participating Broker-Dealers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls Enterprises, the Initial Purchasers, the Participating
Broker-Dealers, any Underwriter or any
other selling Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Warrant Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter furnished to Enterprises by such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter expressly for use in the Warrant Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter from the sale of Transfer Restricted Securities pursuant to such Warrant Shelf Registration Statement.

                        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                        (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not liable for any settlement of the nature contemplated by Section 5 (a) (ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent that it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to date of such settlement.

                        (e) If the indemnification provided for in this
Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of Enterprises on the one hand and the Holders and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative fault of Enterprises on the one hand and the Holders and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Enterprises, the Holders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Enterprises and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each manager or director of Enterprises, and each Person, if any, who controls Enterprises within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Enterprises. The Initial Purchasers' respective obligations to contribute pursuant to this Section 5 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

         6. Assumption of Obligations. Enterprises hereby covenants to cause (i) any entity that enters into a supplemental Warrant Agreement pursuant to the terms of Section 11(m) of the Warrant Agreement to enter into a supplemental Warrant Registration Rights Agreement providing that such entity shall, with respect to any securities issued to holders of the Warrants or the Warrant Shares pursuant to such supplemental Warrant Agreement, assume all of the rights and obligations of Enterprises with respect to the Warrants and Warrant Shares under this Agreement and (ii) any other entity that issues any securities to the holders of the Warrants or the Warrant Shares pursuant to the terms of the Equity Participation Agreement to, with respect to all such securities, assume all of the rights and obligations of Enterprises with respect to the Warrants and Warrant Shares under this Agreement; provided that Enterprises shall cause any such entity to (i) cause to become effective under the Securities Act, to the extent legally possible, immediately prior to the execution of such supplemental Warrant Agreement or the consummation of the issuance of the securities described in clause (ii) above, a shelf registration statement covering (a) the offer and sale of the securities issued to holders of the Warrants and the Warrant Shares pursuant to such supplemental Warrant Agreement,
(b) the offer and sale of the securities issued to holders of the Warrants and the Warrant Shares pursuant to clause (ii) above and (c) the issuance of any securities issuable upon the exercise thereof that were sold pursuant to any such shelf registration statement and (ii) maintain, on the same terms and conditions as Enterprises is required to under this Agreement, the effectiveness of any such shelf registration statement under the Securities Act in order to permit the Prospectus included therein to be lawfully delivered by the relevant entity to the Holders offering and selling Warrants or Warrant Shares or exercising the Warrants until the earlier of (i) the date on which (x) there are no Warrants outstanding and (y) all Warrant Shares have been sold pursuant to the Warrant Shelf Registration Statement or pursuant to Rule 144 under the Securities Act and (ii) the consummation of a Qualified Public Offering of an IPO Entity other than Enterprises. Upon the execution of a supplemental Warrant Registration Rights Agreement, the successor company shall mail to holders of Warrants a notice describing the supplemental Warrant Registration Rights Agreement.

         7. Miscellaneous

         7.1. No Inconsistent Agreements. Enterprises has not entered into and, after the date of this Agreement, will not enter into any agreement which is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of other issued and outstanding securities of Enterprises under any such agreements.

         7.2. Amendments and Waivers. The provisions of this Agreement including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Enterprises has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or departure.

         7.3. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to Enterprises by means of a notice given in accordance with the provisions of this
Section 7.3, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers, with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007,
Attention: Pamela B. Kelly, Esq.; and (b) if to Enterprises, initially at Enterprises' address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this
Section 7.3, with a copy to Skadden, Arps, Slate, Meagher & Flom L.L.P., 919 Third Avenue, New York, New York, Attention: Wallace L. Schwartz, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Warrant Agent under the Warrant Agreement, at the address specified in such Warrant Agreement.

         7.4. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Warrant Agreement. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

         7.5. Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Transfer Restricted Securities) shall be third party beneficiaries to the agreements made hereunder between Enterprises, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Transfer Restricted Securities shall be a third party beneficiary to the agreements made hereunder between Enterprises, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

         7.6. Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, Enterprises acknowledges that any failure by Enterprises to comply with its obligations under Section 2.1 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which monetary damages would not be adequate, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce Enterprises' obligations under
Section 2.1.

         7.7. Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, Enterprises will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the Securities
Act) to not, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Warrant Agent for cancellation.

         7.8. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7.9. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         7.11. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         7.12. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Enterprises with respect to the Securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                                ALADDIN GAMING ENTERPRISES, INC.

                                                By: /s/ Jack Sommer
                                                   ------------------------
                                                Name:  Jack Sommer
                                                Title: President

Confirmed and accepted as
  of the date first above

  written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

CREDIT SUISSE FIRST BOSTON CORPORATION
CIBC OPPENHEIMER CORP.
SCOTIA CAPITAL MARKETS (USA) INC.

BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

By: /s/ Gregory Margolies
   ----------------------------
Name:  Gregory Margolies
Title: Authorized Signatory

As representative of the several Initial Purchasers.